Exhibit (10)(a)
                    PARTNERSHIP AGREEMENT dated as of March 14,
               1988, between DEAN WITTER REALTY YIELD PLUS, L.P., a Delaware limited partnership, and DEAN WITTER REALTY YIELD PLUS II, L.P., a Delaware limited partnership (each individually a "Partner" and collectively the "Partners").

          In consideration of the mutual covenants contained herein, the Partners hereby form a general partnership under the laws of the State of California (the "Partnership") as follows:


                         ARTICLE I

                         General Provisions

          SECTION 1.01. Name of the Partnership. The name of the Partnership shall be DW Michelson Associates or such other name as the Partners may from time to time determine. The Partners shall execute and cause to be filed on behalf of the Partnership such partnership or assumed or fictitious name certificates as may from time to time be required by law to be published or filed in connection with the formation and operation of the Partnership.

          SECTION 1.02. Business of the Partnership. The business of the Partnership shall be (i) to acquire interests in real and personal property, tangible and intangible, located at 2600 Michelson Drive and 18851 Teller Avenue, Irvine, California (the "Irvine Property"), and (ii) to engage in any and all activities relating to the foregoing. The Partnership shall not engage in any other business without the prior unanimous approval of the Partners. The interests in the Irvine Property from time to time acquired by the Partnership together with any other property, real or personal, tangible or intangible, hereafter acquired by the Partnership is hereinafter collectively called the "Property."

          SECTION 1.03. Place of Business of the Partnership. The principal place of business of the Partnership shall be located at 130 Liberty Street, New York, New York, or at such other place or places as both Partners may from time to time designate.

          SECTION 1.04.  Partners' Names and Addresses.  The
names and addresses of the Partners are as set forth in Schedule
A.

          SECTION 1.05.  Term of the Partnership.  The
Partnership shall commence as of the date of this Agreement and shall continue until terminated pursuant to the provisions of
Article VII.

          SECTION 1.06. Partnership Act. Except as otherwise expressly provided in this Agreement, the rights and obligations of the Partners and the administration and dissolution of the Partnership shall be governed by the Partnership Law of the State of California as it may be from time to time amended.

          SECTION 1.07. Title to Partnership Property. The interest of each Partner in the Partnership is personal property. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and neither Partner, individually, shall have any ownership of such property. The Partnership may hold any of its assets in its own name or in the name of a nominee, which may be one or more individuals, corporations, partnerships, trusts or other entities. While this Agreement remains in effect, neither Partner, nor any successor-in-interest to either Partner, shall have the right to have the property of the Partnership partitioned or to file a complaint or institute any proceeding at law or in equity to have the property of the Partnership partitioned, and each Partner, on behalf of itself, its successors, representatives, heirs and assigns, waives any such right. It is the intention of the Partners that, during the term of this Agreement, the rights of the Partners and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the right of either Partner or its successor-in-interest to assign, transfer, sell or otherwise dispose of its interest in the property of the Partnership shall be subject to the limitations and restrictions of this Agreement.

          SECTION 1.08. Other Activities. Each Partner agrees that the other Partner or any person or entity affiliated with the other Partner may engage in or possess an interest in other business ventures of any nature and description, independently or with others, including, but not limited to, ventures that undertake activities similar to or in competition with the Partnership, and neither the Partnership nor either Partner shall have any rights by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom.

                         ARTICLE II

          Capital; Profits and Losses; Distributions

          SECTION 2.01. Capital Contributions. (a) In order to enable the Partnership to acquire, own, manage and operate the Property, the Partners shall, from time to time, make such capital contributions in such amounts and proportions as they may both agree. The amounts of such contributions and the respective shares of the Partners (the "Participation Percentages") in the net profits, net losses and distributions of the Partnership shall be set forth in a schedule substantially in the form of Schedule A hereto that shall be approved by both Partners. Schedule A attached hereto as of the date hereof is hereby approved by the Partners. All contributions to the Partnership shall be made in cash, and the respective Participation Percentages of the Partners at any date shall bear the same relationship to each other as do the Partners' respective aggregate contributions made on or prior to such date.

          (b) No interest shall accrue on any contributions to the capital of the Partnership, and neither Partner shall have the right to withdraw or to be repaid any capital contributed by it except as otherwise specifically provided in this Agreement. Each Partner shall look solely to the assets of the Partnership for the return of their capital contributions and shall in no event have recourse against the other Partner with respect thereto.

          SECTION 2.02. Capital Accounts. There shall be established and maintained on the books of the Partnership a capital account for each Partner. Capital accounts shall be maintained in accordance with the rules of Treasury Regulation
Section 1.704(b)-1(b)(92)(iv). Accordingly, without limiting the generality of the foregoing sentence, there shall be credited to each Partner's capital account the amount of any capital contributions made by it and its share of the net profits of the Partnership. There shall be charged against each Partner's capital account the amount of all distributions made by the Partnership to such Partner and its share of the net losses of the Partnership.

          SECTION 2.03.  Profits and Losses.  (a)  Subject to
Section 2.03(b) and (c), the net profits and losses of the Partnership, and each item of income, gain, loss, deduction or credit entering into the computation thereof, shall be allocated between the Partners in accordance with the applicable Participation Percentages.

          (b)  Capital Gains and Losses.  Subject to Section
2.03(c),

          (i) The net gain of the Partnership arising from a sale of all or substantially all the assets of the Partnership or associated with the liquidation of the Partnership (a "Final Capital Event") shall be allocated as follows:

               (A) first, an amount of gain up to the aggregate negative capital account balances of all Partners who have such negative capital account balances shall be allocated among such Partners in proportion to their negative capital account balances;

               (B)  second, gain shall be allocated to the
          Partners so as to cause the positive capital account balances of the Partners, as rapidly as possible, to stand in the same proportions to each other as the Partners' Participation Percentages bear to each other;

               (C) third, any additional gain shall be allocated to the Partners in proportion to the Partners'
          Participation Percentages.

          (ii) The net losses of the Partnership arising from a Final Capital Event of the Partnership shall be allocated as follows:

               (A)  first, if more than one Partner has a
          positive capital account balance, loss shall be allocated to the Partners with positive capital account balances until the positive account balances of the Partners stand in the same proportions to each other as the Partners' Participation Percentages bear to each other;

               (B) second, an amount of loss up to the aggregate positive capital amount balances of all Partners who have such positive capital account balances shall be allocated among such Partners in proportion to their positive capital account balances;

               (C)  third, loss shall be allocated to the
          Partners so as to cause the negative capital account balances of the Partners, as rapidly as possible, to stand in the same proportions as the Partners' Participation Percentages bear to each other;

               (D)  fourth, any additional loss shall be
          allocated to the Partners in proportion to the Partners' Participation Percentages.

          (c)  Section 704(b) Requirements.  Notwithstanding
Section 2.03(a) and (b), it is the intention of the Partners to conform the allocation of Profits and Losses in this Agreement to the requirements of Treas. Reg. sec. 1.704-1(b). Accordingly,

            (i) if the allocation of any Net Loss of the Partnership for any fiscal year pursuant to Section 2.02(a) or (b) would cause a Partner to have a negative capital account balance which exceeds such Partner's share of the Partnership's minimum gain (within the meaning of Treas. Reg. sec. 1.704-1(b)(iv)(f)) at the end of such fiscal year, the portion of such Net Loss that would have such result shall instead be specially allocated to the other Partners to the extent of such other Partners' positive capital account balances;

           (ii) items of Partnership income and gain shall be specially allocated to any Partner with a negative capital account balance to the extent required by the "qualified income offset" requirement of Treas. Reg. sec.
     1.704-1(b)(2)(ii)(d);

          (iii) if the Partnership should incur any debt, Partners shall be allocated items of income and gain as required to satisfy the "minimum gain chargeback" requirement of Treas. Reg. sec. 1.704-1(b)(4)(iv)(e); and

           (iv) all items of loss or deduction attributable to nonrecourse debt of the Partnership owed to a Partner shall be allocated to the lending Partner to the extent required by Treas. Reg. sec. 1.704-1(b)(4)(iv)(g) and appropriate corresponding allocations shall be made of income or gain attributable to the repayment of such debt.

          (d) Net Income and Net Loss Defined. "Net Income" and "Net Loss" for any fiscal year shall be the net income and net loss of the Partnership for such fiscal year for Federal income tax purposes, increased by the amount of any tax-exempt income of the Partnership during such Fiscal Year and decreased by expenditures of the Partnership described in Section 705(a)(2)(B) of the Internal Revenue Code of 1986, as amended; provided, however, that, if any Partner contributes property the basis of which (for Federal income tax purposes) differs from its fair market value on the date of contribution ("704(c) Property"), depreciation, amortization, and gain and loss with respect to such Section 704(c) Property shall be computed using such fair market value as its initial basis to the Partnership in accordance with the requirements of Section 704(b) of the Code and the Regulations thereunder.

          (e) Allocation of Net Income and Net Loss for Federal Income Tax Purposes. The net income and net loss of the Partnership for Federal income tax purposes shall be allocated among the Partners in the same proportion as the Net Income and Net Loss of the Partnership are allocated pursuant to this
Section 2.03; provided that Federal income tax items relating to
Section 704(c) Property shall be allocated among the Partners in accordance with Section 704(c) principles as required by Sections 704(b) and 704(c) of the Code.

          SECTION 2.04. Distributions. Distributions of cash in excess of the reasonable business needs of the Partnership, and distributions of interests in real estate, securities and other noncash assets held by the Partnership, shall be made at such times and in such aggregate amounts as the Partners may from time to time determine. Distributions of cash or other assets shall be allocated between the Partners in accordance with their Participation Percentages. The Partners contemplate that cash in excess of the reasonable business needs of the Partnership shall be distributed as soon as practicable. Interests in real estate, securities and other noncash assets shall be distributed on the basis of their fair market value at the time of distribution.

                         ARTICLE III

                    Management of the Partnership

          SECTION 3.01. Management. (a) The business and affairs of the Partnership shall be managed jointly by both Partners and all decisions to be made by the Partnership shall require the approval of both Partners. Neither Partner shall take any action on behalf, or in the name, of the Partnership unless the other Partner has given its consent to, or approval of, such action.

          (b) With respect to all of their obligations, powers and responsibilities under this Agreement, the Partners are authorized to execute and deliver jointly, for and on behalf of the Partnership, such notes and other evidences of indebtedness, contracts, agreements, assignments, deeds, leases, loan agreements, mortgages and other security instruments and agreements as they both deem proper, all on such terms and conditions as they both deem proper.

          (c) Any person dealing with the Partnership or the Partners may rely upon a certificate signed by either Partner concerning

                 (i)  the identity of either Partner;

                (ii) the existence or nonexistence of any fact or facts that constitute a condition precedent to acts by a Partner or that concern the affairs of the Partnership;

               (iii) the persons who are authorized to execute and deliver any instrument or document of or on behalf of the Partnership; or

                (iv)  any act or failure to act by the
     Partnership or as to any other matter whatsoever involving the Partnership or either Partner.

          SECTION 3.02. Services of the Partners. Each Partner shall devote such time and effort to the Partnership's business as is reasonably necessary to carry out the purposes of the Partnership and to promote the mutual interests of the Partners; provided, however, that the Partners shall not be required to devote their full time to Partnership business and may at any time and from time to time engage in and possess an interest in other business ventures as provided in Section 1.08.

          SECTION 3.03. Liability and Indemnification. (a) Neither Partner shall be liable, responsible or accountable in damages or otherwise to the Partnership or the other Partner for any act or omission performed or omitted by it in good faith on behalf of the Partnership and in a manner reasonably believed by it to be within the scope of the authority granted to it by this Agreement and in the best interests of the Partnership unless it shall have been guilty of gross negligence or wilful misconduct with respect to such act or omission.

          (b) Each Partner shall be indemnified by the Partnership for any act performed by it within the scope of the authority conferred upon it by this Agreement; provided, however, that such indemnity shall be payable only if such Partner (i) acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership and the Partners and (ii) had no reasonable grounds to believe that its conduct constituted gross negligence or was unlawful. Any act or omission performed or omitted by the Partners on advice of legal counsel or an independent consultant shall be conclusively deemed to have been performed or omitted in good faith and not an act of gross negligence. Any indemnity under this Section 3.03 shall be paid from, and only to the extent of, Partnership assets and neither Partner shall have any personal liability on account thereof.


                         ARTICLE IV

               Books, Records and Bank Accounts

          SECTION 4.01. Books and Records. The Partners shall keep true and correct books of account with respect to the operations of the Partnership. Such books shall be maintained at the principal place of business of the Partnership, or at such other place as the Partners shall determine, and both Partners and their duly authorized representatives shall at all reasonable times and on reasonable notice to the Partnership have access to such books.

          SECTION 4.02. Accounting Basis and Fiscal Year. Such books shall be kept on the accrual method of accounting, or on such other method of accounting as the Partners may determine, and shall be closed and balanced at the end of each year of the Partnership. The fiscal year of the Partnership shall be the calendar year or such other period as determined by both Partners.


                            ARTICLE V

                    Assignment of Interests and
                    Admission of New Partners

          SECTION 5.01. Assignment of a Partner's Interest. Except as provided in Article VI, neither Partner may sell, transfer, assign, pledge or otherwise dispose of all or any part of its interest in the Partnership unless both Partners shall have consented to such disposition in writing.

          SECTION 5.02. Admission of Assignee into Partnership. Subject to the provisions of Section 5.01 and to the terms of any instrument, letter or memorandum of assignment executed and delivered pursuant to Section 5.01, an assignee of all or part of the interest of a Partner shall be admitted as a Partner of the Partnership, entitled to all the rights and subject to all the obligations of a Partner hereunder, upon the execution and delivery by the assignee of such documents and instruments as the Partners may deem necessary or desirable to confirm the agreement of the assignee to be bound by all the terms and provisions of this Partnership Agreement.

          SECTION 5.03. Admission of Additional Partners. The Partners may from time to time, for such contributions to the capital of the Partnership and on such other terms as they may deem appropriate, admit one or more additional Partners into the Partnership. Any such additional Partner shall be admitted as a Partner of the Partnership, entitled to all the rights and subject to all the obligations of a Partner hereunder upon the execution and delivery by the additional Partner of such documents and instruments as the Partners may deem necessary or desirable to confirm the agreement of the additional Partner to be bound by all the terms and provisions of this Agreement.


                         ARTICLE VI

                    Transfers and Withdrawal or
                      Disability of a Partner

          SECTION 6.01.  Withdrawal or Disability of a Partner.
(a) A Partner may withdraw from the Partnership by giving written notice thereof to each other Partner not less than 30 days prior to the effective date of withdrawal stated in such notice.

          (b) A Partner shall be deemed to have withdrawn from the Partnership in the event and on the date that such Partner files a voluntary petition in bankruptcy, is adjudicated as bankrupt or insolvent, files any petition or answer seeking any reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code, as from time to time amended, or any other applicable Federal, state or other statute or law regarding bankruptcy, insolvency or other relief for debtors, or seeks, consents or acquiesces in the appointment of any trustee, receiver, conservator or liquidator of itself or all or any substantial portion of its property.

          SECTION 6.02. Effect of Withdrawal. The withdrawal of a Partner shall not effect the dissolution of the Partnership, which shall be continued by the remaining Partner. The interest of a withdrawing Partner (or of its trustee, receiver or other legal representative, as the case may be, referred to herein as such Partner's "Distributee") in the Partnership shall be limited as provided in Section 6.03 and shall be subject to the provisions of Section 6.04.

          SECTION 6.03.  Withdrawing Partner's Distributions.
(a) Subject to Section 6.04, from and after the effective date of the withdrawal of any Partner, the withdrawing Partner, or his Distributee, shall have the status of an assignee of the interest in the Partnership held by such Partner and shall only be entitled to receive the share of net profits, net losses and distributions of the Partnership in accordance with the Participation Percentage of such Partner.

          (b) Until distributed as herein provided, all assets to which a withdrawing Partner or his Distributee may be entitled hereunder shall remain at the risk of the Partnership's business and shall be considered as assets and capital of the Partnership in the same manner and to the same extent as contributions by Partners to the capital of the Partnership, and any claims of such withdrawing Partner or his Distributee to such assets shall be subordinate in right of payment and subject to the prior payment or provision for payment in full of claims of all present or future creditors of the Partnership.

          SECTION 6.04. Buy/Sell. (a) At any time after the date hereof, either Partner shall have the right as an initiating Partner (the "Initiating Partner") to cause the Partnership to sell the Property by delivery to the other Partner (the "Responding Partner") of a notification (the "Buy/Sell Notification") making an offer to purchase the Property for a cash price specified in such Buy/Sell Notification (the "Buy/Sell Price"). The Buy/Sell Notification shall (i) advise the Responding Partner that the Initiating Partner is willing to purchase the Property; (ii) state the Buy/Sell Price proposed by the Initiating Partner; (iii) set forth the other material terms of the purchase and state who will pay for documentary stamp and transfer taxes, if any, and other costs of closing (the "Other Buy/Sell Terms"); and (iv) give the Responding Partner the following options: (x) to cause the Partnership to sell the Property to the Initiating Partner at the Buy/Sell Price and upon the Other Buy/Sell Terms, (y) to cause the Partnership to use its best efforts to sell the Property to a third party at no less than the Buy/Sell Price and upon terms no less favorable to the Partnership than the Buy/Sell Terms, or (z) to purchase the Property at the Buy/Sell Price and upon the Other Buy/Sell Terms.

          (b)  Within 30 days after the giving of the Buy/Sell
Notification, the Responding Partner shall give notice to the Initiating Partner to the effect that:

                 (i)  the Responding Partner has elected to
     purchase the Property;

                (ii) the Responding Partner wishes the Property sold to a third party pursuant to clause (y) of Section
     6.04(a); or

               (iii)  the Responding Partner does not wish to
     purchase the Property and that it elects to cause the Partnership to sell the Property to the Initiating Partner.

If the Responding Partner does not give notice to the Initiating
Partner in answer to the Buy/Sell Notification within such 30 days, the Responding Partner shall be deemed to have given the answer set forth in clause (iii) above.

          (c) The closing of any purchase and sale of the Property pursuant to Section 6.04(b)(i) or (iii) shall take place at the Partnership's office (or such other office as may be agreed upon by the Initiating Partner and the Responding Partner) not later than 60 days after the Responding Partner gives the written notice to the Initiating Partner or such written notice is deemed to have been given. Any sale of the Property pursuant to Section 6.04(b)(ii) shall be consummated as soon as reasonably practicable. At any closing under Section 6.04(b), the Partnership and the Partners shall execute and deliver such instruments as shall be appropriate to transfer the Property to the purchaser, the purchaser shall simultaneously pay to the Partnership the Buy/Sell Price, the Partnership, the Partners and the purchaser shall perform the Other Buy/Sell Terms to be performed by them, and the Partnership shall thereupon distribute the Buy/Sell Price as provided in Section 2.04 hereof. In connection with any such purchase and sale, the purchaser shall have the right upon closing as herein contemplated to admit as Partner(s) one or more persons or entities and make amendments to this Agreement in connection therewith.

          (d)  In the event a purchasing Partner under this
Section 6.04 fails to fulfill its obligation to purchase the Property, then the selling Partner may, at any time for a period of 120 days after such default, cause the Partnership to sell the Property to any person (including such selling Partner) at a price and upon other terms no less favorable than those set forth in the Buy/Sell Notification.

          SECTION 6.05. First Refusal Rights. (a) If either Partner shall desire to sell all but not less than all its interest in the Partnership to a third party, then the Partner desiring to sell as aforesaid (the "Selling Partner") shall obtain a bona fide written offer from such third party. The Selling Partner shall thereupon give notice to the other Partner (the "Nonselling Partner") of such offer, setting forth the identity of such third party, the sale price (which shall be payable only in cash or purchase money obligations, which may be secured solely by the interest being sold) and the terms and conditions upon which the third party is willing to purchase the interest being offered for sale, and offer to sell such interest to the Nonselling Partner on such terms and conditions. The Nonselling Partner shall then have 20 days within which to give notice to the Selling Partner that it wishes to acquire the interest offered for sale on such terms and conditions. Such notice from the Nonselling Partner shall state a closing date not later than the closing date specified in the offer from the third party or 60 days after the date of such notice, whichever is later. If the Nonselling Partner shall not give notice within the 20-day period following the initial notice from the Selling Partner that it wishes to acquire the interest, the Selling Partner may sell its interest to such third party during the period on or prior to the closing date set forth in the notice, or, if no closing date was set forth, within 90 days of such notice, and only on terms and conditions no less favorable to the Selling Partner than those set forth in the original offer; provided, however, that (i) not less than 20 days prior to the execution of any proposed contract of sale to any such third party, the Selling Partner shall give notice to the Nonselling Partner of the name and address of such third party and provide therewith any available information with respect to the relevant experience and financial condition of such third party and, if within 15 days from the date on which such notice is given the Nonselling Partner shall give notice to the Selling Partner that it reasonably objects to the proposed sale to such third party, the Selling Partner may not sell its interest in the Partnership to such third party and (ii) nothing contained herein shall be construed to preclude the Selling Partner from presenting to the Nonselling Partner in advance a list of prospective purchasers and requesting a waiver of the rights of the Nonselling Partner set forth in the foregoing proviso with respect to any sale to any of the persons on such list; and provided further, however, that such third party shall agree in writing to be subject to and to assume the terms, conditions, obligations and liabilities of this Agreement.

          (b) If the Nonselling Partner fails to fulfill the obligation to purchase such interest of the Selling Partner in the Partnership on the same terms and conditions as those contained in the offer after giving notice that such purchase will be made, then, in addition to all other remedies available, the Selling Partner may, at any time for a period of 120 days after such default, sell such interest in the Partnership to any person at any price and upon any other terms.


                         ARTICLE VII

                    Dissolution and Termination

          SECTION 7.01. Events of Dissolution. (a) The Partnership shall be dissolved on the earliest of (i) a date agreed to by both Partners, (ii) subject to Section 6.02, the occurrence of any event specified under the laws of the State of California as one effecting dissolution or (iii) December 31, 2044.

          (b) Dissolution of the Partnership shall be effective on the day on which the event giving rise to the dissolution occurs, but the Partnership shall not terminate until the affairs of the Partnership shall have been wound up and the assets of the Partnership shall have been distributed as provided herein. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, as aforesaid, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement.

          SECTION 7.02.  Distributions upon Liquidation.  After
payment or provision for all Partnership liabilities, the remaining net assets of the Partnership shall be distributed among the Partners as provided in Section 2.04.


                         ARTICLE VIII

                         Miscellaneous

          SECTION 8.01. Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the Partner giving such notice, election or demand and shall be delivered personally, or sent by registered or certified mail, to the other Partner or Partners at the addresses specified in Schedule A or at such other addresses as may be supplied by written notice given in conformity with the terms of this Section 8.01. The date of personal delivery or five days after mailing, as the case may be, shall be the date of such notice (if given in accordance with this Section 8.01).

          SECTION 8.02. Successors and Assigns. Subject to the restrictions on transfers set forth herein, this Agreement, and each and every provision hereof, shall be binding upon and shall inure to the benefit of the Partners, their respective successors, successors-in-title and assigns, and each and every successor-in-interest to any Partner, whether such successor acquires such interest by way of purchase, foreclosure or by any other method, shall hold such interest subject to all the terms and provisions of this Agreement.

          SECTION 8.03.  Amendment.  This Agreement may be
changed, modified or amended only by an instrument in writing duly executed by both Partners.

          SECTION 8.04. No Waiver. The failure of any Partner to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Partner's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

          SECTION 8.05.  Entire Agreement.  This Agreement
constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

          SECTION 8.06. Captions. Titles or captions of Articles or Sections contained herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope hereof or the intent of any provision hereof.

          SECTION 8.07.  Counterparts.  This Agreement may be
executed in any number of counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the Partners.

          SECTION 8.08.  Applicable Law.  This Agreement and the
rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of California.


                         DEAN WITTER REALTY YIELD PLUS,
                         L.P., a Delaware limited
                         partnership,

                         by   DEAN WITTER REALTY YIELD PLUS
                              INC., a Delaware corporation,
                              Managing General Partner,

                    by   E. Davisson Hardman, Jr.
                                  Senior Vice President
                              DEAN WITTER REALTY YIELD PLUS II,
                              L.P., a Delaware limited
                              partnership

                         by   DEAN WITTER REALTY YIELD PLUS
                              II INC., a Delaware corporation,
                              Managing General Partner,

                              by
                                   E. Davisson Hardman, Jr.
                                   Senior Vice President

                                             SCHEDULE A
                                             Dated as of
                                             March 14, 1988



                    DW MICHELSON ASSOCIATES

                   Capital Contributions and
                   Participation Percentages


     Name and                      Capital        Participation
Address of Partner              Contribution      Percentage
__________________              ____________      _____________


Dean Witter Realty Yield
Plus, L.P.
In care of Dean Witter
Realty Yield Plus Inc.
130 Liberty Street
New York, N.Y. 10006          $41,000,000         73.2306043699%


Dean Witter Realty Yield
Plus II, L.P.
In care of Dean Witter
Realty Yield Plus II Inc.
130 Liberty Street
New York, N.Y. 10006           14,987,521         26.7693956301

                              $55,987,521         100%